UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 11, 2023

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue
Suite 900
Austin, Texas 78701
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2023, Kiwi Camara, Chief Executive Officer of CS Disco, Inc. (the "Company"), notified the board of directors (the "Board") of the Company of his resignation from his position as Chief Executive Officer and as a member of the Board, effective immediately. Mr. Camara's resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Also on September 10, 2023, the Board appointed Scott Hill as the Company's Chief Executive Officer and principal executive officer, effective September 11, 2023, to serve on an interim basis while the Board searches for a permanent successor. In connection with Mr. Hill's appointment, he was removed from the Board's Audit Committee and Compensation Committee, and Robert P. Goodman, an existing member of the Board and Compensation Committee, was appointed as Chair of the Compensation Committee. Mr. Hill, age 56, has served as a member of the Board since June 2021. Mr. Hill most recently serviced as an advisor to the Chief Executive Officer of Intercontinental Exchange, Inc. from May 2021 to February 2023 and also served as its Chief Financial Officer from May 2007 to May 2021. Mr. Hill holds a Bachelor of Business Administration in finance from the University of Texas at Austin and an Master of Business Administration from New York University.
In connection with his appointment as Chief Executive Officer, the Compensation Committee (no longer including Mr. Hill, as noted above) on the same date approved an employment agreement with Mr. Hill (the "Hill Employment Agreement"). Pursuant to the terms of the Hill Employment Agreement, Mr. Hill will receive a monthly base salary of $50,000. Mr. Hill will also receive a grant of restricted stock units ("RSUs"), effective as of September 11, 2023 for 32,052 shares of common stock of the Company. The RSUs will vest in a single installment, on the first Quarterly Date (as defined below) following his last day of service as Chief Executive Officer, for that number of shares equal to the product of 5,342 and the total number of months of Executive's service as Chief Executive Officer (prorated with respect to any partial calendar month of service based on the number of days served during such month). "Quarterly Date" means February 16, May 16, August 16, and November 16.
There are no arrangements or understandings between Mr. Hill and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Hill and any of the Company's other executive officers or directors. There are no related party transactions between Mr. Hill and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: September 11, 2023	By:	/s/ Michael S. Lafair
	Name:	Michael S. Lafair
	Title:	Executive Vice President, Chief Financial Officer